Exhibit 99.1

TELETECH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

Achieves Full Year 2010 Revenue of $1.1 Billion;

Ends the Year with $119 Million in Cash and $108 Million in Free Cash Flow Enabling $80 Million in Share Repurchases;

Repatriates $105 Million of Foreign Earnings;

Estimates 2011 Revenue Will Grow Five to Six Percent

ENGLEWOOD, Colo., Mar. 1, 2010 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of business process outsourcing solutions that drive commerce and differentiate the customer experience, today announced financial results for the fourth quarter and fiscal year ended December 31, 2010.  The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2010.

“Despite a challenging first half of 2010, we achieved the financial goals we outlined earlier in the year. In addition, we made significant investments in revenue diversification along with sales and marketing to position TeleTech for renewed growth and increased profitability in 2011 and beyond,” said Ken Tuchman, chairman and chief executive officer. “Industry-leading companies recognize that transforming business processes to optimize the customer experience is a priority in today’s marketplace given the rapid commoditization of products and services, maturing global markets and the impact of social networking on their brand.  Amidst these new market realities, TeleTech’s value proposition has never been more relevant.

“Our customer-centric solutions encompass strategic consulting, enabling technologies and proprietary processes, which enable us to deliver a differentiated, multi-channel customer experience that is unparalleled for our clients,” continued Tuchman. “We are confident that the breadth and depth of our offerings and commitment to continued innovation will enable TeleTech to deliver real growth, meaningful returns on invested capital, and industry leadership for both our clients and our shareholders in the years ahead.”

FOURTH QUARTER BUSINESS HIGHLIGHTS

New Business Signings Accelerate

During the fourth quarter 2010, TeleTech signed an estimated $100 million in annualized incremental revenue from both new and existing clients bringing total signings to $300 million for 2010.

Completes the Acquisition of Peppers and Rogers Group

During the fourth quarter, TeleTech expanded its professional services capabilities with the acquisition of Peppers & Rogers Group.  This preeminent global management consulting firm brings two decades of customer-centric thought leadership, methodology and industry vertical expertise to TeleTech’s portfolio

Investor Contact	Media Contact
Karen Breen	Bob Livingston
303.397.8592	303.397.8958

of offerings.  This added capability reinforces TeleTech’s commitment and ability to deliver both strategy and operational execution for its clients.

2010 FINANCIAL HIGHLIGHTS

TeleTech’s full year 2010 revenue was $1.10 billion.  Revenue from TeleTech’s offshore locations accounted for 45 percent of total full year revenue.

TeleTech’s 2010 income from operations was $73.7 million or 6.7 percent of revenue.  Income from operations for 2010 included $15.4 million of unusual charges related to restructuring and asset impairments.  Excluding the restructuring and asset impairment charges, TeleTech’s full year 2010 non-GAAP income from operations was $89.2 million, or 8.1 percent of revenue.

TeleTech’s 2010 fully diluted earnings per share attributable to shareholders was 81 cents. Excluding unusual items, TeleTech’s 2010 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was $1.03.

FOURTH QUARTER 2010 FINANCIAL HIGHLIGHTS

TeleTech’s fourth quarter 2010 revenue was $280.5 million.  Revenue from TeleTech’s offshore locations in the fourth quarter accounted for $132.5 million or 47 percent of total revenue.

TeleTech’s fourth quarter 2010 income from operations was $15.3 million or 5.5 percent of revenue.  Excluding $8.1 million of unusual charges primarily related to certain restructuring charges, TeleTech’s fourth quarter 2010 non-GAAP income from operations was $23.4 million, or 8.3 percent of revenue.

Fourth quarter 2010 fully diluted earnings per share attributable to TeleTech shareholders was 7 cents. TeleTech’s fourth quarter tax expense included a net $6.7 million unusual charge primarily related to the repatriation of $105 million in foreign earnings. Excluding these and other unusual items discussed above, TeleTech’s fourth quarter 2010 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 28 cents.

Strong Liquidity Continues to Fund Operations and Share Repurchases

•                  As of December 31, 2010, TeleTech had cash and cash equivalents of $119.4 million, no borrowings on its credit facility and total other debt of $4.9 million, resulting in a net positive cash position of $114.5 million.

•                  Free cash flow was $107.7 million for the full year 2010.

•                  Capital expenditures in the fourth quarter 2010 were $9.4 million compared to $5.1 million in the fourth quarter 2009. Capital expenditures for 2010 were $26.8 million compared to $24.2 million in 2009.

•                  TeleTech repurchased 1.8 million shares of common stock during the fourth quarter 2010 for a total cost of $32 million.  For the full year, TeleTech repurchased 5 million shares for a total cost of approximately $80 million. As of December 31, 2010, there was approximately $45 million remaining under the current authorization for future share repurchases.

BUSINESS OUTLOOK

TeleTech estimates 2011 revenue will grow approximately 5 to 6 percent over 2010 revenue.  As previously disclosed, 2010 revenue included approximately $80 million from the U.S. Census program which was completed in the third quarter.  As TeleTech continues to invest in revenue diversification and global sales leadership it expects 2011 full year operating margin will range between 8.5 and 9.5 percent, excluding unusual charges, if any.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, March 2, 2011 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, March 16, 2011.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.

ABOUT TELETECH

For nearly 30 years, TeleTech has helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, TeleTech delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s more than 45,500 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. The company delivers award-winning integrated solutions in support of customer innovation, revenue generation, hosted technology, enterprise innovation, learning innovation and professional services. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; the risk of integrating strategic acquisitions; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost- effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of March 1, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue	$280,448	$280,849	$1,094,906	$1,167,915

Operating Expenses:
Cost of services	202,889	194,017	789,697	820,517
Selling, general and administrative	42,091	43,978	165,812	180,039
Depreciation and amortization	12,096	13,457	50,218	56,991
Restructuring charges, net	7,124	58	13,476	5,072
Impairment losses	952	—	1,958	4,587
Total operating expenses	265,152	251,510	1,021,161	1,067,206

Income From Operations	15,296	29,339	73,745	100,709

Other income (expense)	808	764	8,224	2,334

Income Before Income Taxes	16,104	30,103	81,969	103,043

Provision for income taxes	(10,720)	(8,998)	(28,431)	(27,477)

Net Income	5,384	21,105	53,538	75,566

Net income attributable to noncontrolling interest	(869)	(1,066)	(3,664)	(3,812)

Net Income Attributable to TeleTech Shareholders	$4,515	$20,039	$49,874	$71,754

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.08	$0.32	$0.83	$1.14

Diluted	$0.07	$0.31	$0.81	$1.12

Income From Operations Margin	5.5%	10.4%	6.7%	8.6%
Net Income Attributable to TeleTech Shareholders Margin	1.6%	7.1%	4.6%	6.1%
Effective Tax Rate	66.6%	29.9%	34.7%	26.7%

Weighted Average Shares Outstanding
Basic	58,690	62,415	60,361	62,891
Diluted	60,369	64,243	61,792	64,238

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue:
North American BPO	$198,839	$211,911	$824,265	$886,738
International BPO	81,609	68,938	270,641	281,177
Total	$280,448	$280,849	$1,094,906	$1,167,915

Income (Loss) From Operations:
North American BPO	$16,778	$26,874	$83,762	$111,497
International BPO	(1,482)	2,465	(10,017)	(10,788)
Total	$15,296	$29,339	$73,745	$100,709

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$119,385	$109,424
Accounts receivable, net	233,706	216,614
Other current assets	71,125	76,337
Total current assets	424,216	402,375

Property and equipment, net	105,528	126,995
Other assets	130,879	110,797

Total assets	$660,623	$640,167

LIABILITIES AND EQUITY
Total current liabilities	$172,251	$145,966
Other long-term liabilities	33,554	38,300
Total equity	454,818	455,901

Total liabilities and equity	$660,623	$640,167

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Reconciliation of Gross Margin:

Revenue	$280,448	$280,849	$1,094,906	$1,167,915
Cost of services	202,889	194,017	789,697	820,517
Gross margin	$77,559	$86,832	$305,209	$347,398

Gross margin percentage	27.7%	30.9%	27.9%	29.7%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$4,515	$20,039	$49,874	$71,754
Interest income	(498)	(543)	(2,129)	(2,634)
Interest expense	949	529	3,161	3,158
Provision for income taxes	10,720	8,998	28,431	27,477
EBIT	$15,686	$29,023	$79,337	$99,755

Depreciation and amortization	12,096	13,457	50,218	56,991

EBITDA	$27,782	$42,480	$129,555	$156,746

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$5,384	$21,105	$53,538	$75,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,096	13,457	50,218	56,991
Other	(2,981)	(26,568)	30,699	28,115
Net cash provided by operating activities	14,499	7,994	134,455	160,672

Less - Total Capital Expenditures	9,409	5,096	26,800	24,188

Free Cash Flow	$5,090	$2,898	$107,655	$136,484

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$15,296	$29,339	$73,745	$100,709
Restructuring charges, net	7,124	58	13,476	5,072
Impairment losses	952	—	1,958	4,587
Equity-based comp review and restatement expenses	—	195	—	(65)

Non-GAAP Income from Operations	$23,372	$29,592	$89,179	$110,303

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$4,515	$20,039	$49,874	$71,754
Add: Asset impairment and restructuring charges, net of related taxes	5,346	40	10,519	6,481
Add: Equity-based comp review and restatement exp, net of related taxes	—	135	—	(44)
Add: Tax from dividends and increases in valuation allowances	6,741	—	6,741	—
Less: Gain on settlement of legal claim, net of related taxes	—	—	(3,542)	—

Non-GAAP Net Income attributable to TeleTech shareholders	$16,602	$20,214	$63,592	$78,191

Diluted shares outstanding	60,369	64,243	61,792	64,238

Non-GAAP EPS attributable to TeleTech shareholders	$0.28	$0.31	$1.03	$1.22

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$4,515	$20,039	$49,874	$71,754
Interest income	(498)	(543)	(2,129)	(2,634)
Interest expense	949	529	3,161	3,158
Provision for income taxes	10,720	8,998	28,431	27,477
Depreciation and amortization	12,096	13,457	50,218	56,991
Asset impairment and restructuring charges	8,076	58	15,434	9,659
Equity-based comp review and restatement expenses	—	195	—	(65)
Equity-based compensation expenses	3,395	2,680	13,372	11,640

Non-GAAP EBITDA	$39,253	$45,413	$158,361	$177,980